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                                                                    EXHIBIT 10.2


                                 PROMISSORY NOTE

$______________                                           Minneapolis, Minnesota
                                                              September 14, 2001

         FOR VALUE RECEIVED, Active IQ Technologies, Inc., a corporation organized and existing under the laws of the State of Minnesota (the "Maker"), hereby unconditionally promises to pay to ____________________, or his successors and assigns (the "Payee"), at Minneapolis, Minnesota or at such other place or places as may be designated by the Payee from time to time, the principal sum of _______________________________________________________________
($____________) (the "Principal Sum").

         The Principal Sum shall be due and payable in four (4) equal installments of ___________________________________________ Dollars ($________)
on each of the 4, 8, 12 and 16-month anniversaries of the date hereof, respectively. In the event any installment of the Principal Sum is not paid when due, interest shall accrue on the outstanding Principal Sum at the rate of Ten Percent (10%) per annum, calculated on a 365-day year.

         All payments on account of this Note, when paid, shall be applied first to the payment of all interest then due on the unpaid Principal Sum and the balance, if any, shall be applied to reduction of the unpaid balance of the Principal Sum. This Note may be prepaid in full or in part at any time without premium.

         Maker waives presentment, protest and demand, notice of protest, notice of dishonor and non-payment of this Note.

         This Note is the "Buyer's Note" within the meaning of that certain Agreement and Plan of Merger dated August 30, 2001 (the "Merger Agreement"), by and among Active IQ Technologies, Inc., CBS Acquisition, Inc. and Champion Business Systems, Inc. The payment of this Note is secured under the terms of a "Pledge Agreement" (as defined in the Merger Agreement) of even date herewith, including any event of default specified therein. By accepting this Note, the Payee hereby appoints James C. Long as its "Collateral Agent" pursuant to the Pledge Agreement.

         The terms, conditions and provisions of this Note shall be construed and enforced according to the laws of the State of Minnesota.

         IN WITNESS WHEREOF, the duly authorized officer of Maker has caused this Note to be executed on the date first written above.


                                   ACTIVE IQ TECHNOLOGIES, INC.,
                                   a Minnesota corporation


                                   By:
                                      -----------------------------------
                                      D. Bradly Olah
                                      Its: President and Chief Operating Officer